Exhibit 10.29

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this “Third Amendment”), is entered into as of November 12, 2010, by and between Digital Realty Trust, Inc. (the “REIT”) and DLR, LLC (the “Employer” and together with the REIT, the “Company”), and A. William Stein (“Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement (as defined below).

WHEREAS, the Company and Executive have entered into that certain Employment Agreement, dated as of August 7, 2008, as amended by the First Amendment to Employment Agreement, dated as of December 24, 2008, and the Second Amendment to Employment Agreement, dated as of June 9, 2010 (collectively, as amended, the “Employment Agreement”), which sets forth the terms and conditions of Executive’s employment by the Company; and

WHEREAS, the Company and Executive desire to amend the Employment Agreement as set forth in this Third Amendment.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Executive hereby amend the Employment Agreement as follows, effective as of the date first above written:

1. Section 4 of the Employment Agreement is hereby amended and restated in its entirety as follows:

“4. ANNUAL BONUS. In addition to the base salary set forth above, during the Term, you will be eligible to participate in the Company’s incentive bonus plan applicable to similarly situated executives of the Company. The amount of your annual bonus will be based on the attainment of performance criteria established and evaluated by the Company in accordance with the terms of such bonus plan as in effect from time to time, provided that, subject to the terms of such bonus plan and attainment of performance criteria established by the Company, your target and maximum annual bonus shall be 100% and 150%, respectively, of your base salary actually paid for such year. Any annual bonus that becomes payable to you is intended to satisfy the short-term deferral exemption under Treasury Regulation Section 1.409A-1(b)(4) and shall be made not later than the last day of the applicable two and one-half (2 1/2) month “short-term deferral period” with respect to such annual bonus, within the meaning of Treasury Regulation Section 1.409A-1(b)(4).”

2. This Third Amendment shall be and is hereby incorporated in and forms a part of the Employment Agreement.

3. Except as amended and set forth herein, the Employment Agreement shall continue in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, this Third Amendment has been executed and delivered by the parties hereto.

DIGITAL REALTY TRUST, INC.

By:	/s/ Michael F. Foust
Name:	Michael F. Foust
Title:	Chief Executive Officer

DLR, LLC

By:	Digital Realty, L.P.
Its:	Managing Member

By:	/s/ Michael F. Foust
Name:	Michael F. Foust
Title:	Chief Executive Officer

EXECUTIVE

/s/ A. William Stein
A. William Stein